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                                                  October 29, 2003





To the Trustees of Tax-Free Trust of Arizona

     We consent to the incorporation by reference into post-effective amendment No. 22 under the 1933 Act and No. 23 under the 1940 Act of our opinion dated October 29, 1997.


                                            Hollyer Brady Smith & Hines LLP


                                              /s/ William L.D. Barrett
                                            by__________________________
                                                    Partner